CHARTER OF THE COMPENSATION COMMITTEE

OF

XINDE TECHNOLOGY COMPANY

(Adopted as of September 16, 2010)

AUTHORITY AND PURPOSE

The Compensation Committee (the “Committee”) of Xinde Technology Company, a Nevada corporation (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in reviewing and approving the compensation structure of the Company’s directors and executive officers, including all forms of compensation to be provided to the Company’s directors and executive officers, and review share compensation arrangements for all of the Company’s other employees.  The Committee shall: (i) review the Company’s compensation practices and policies; (ii) annually review and approve the corporate goals and objectives relevant to compensation for the Chief Executive Officer (the “CEO”) and the other senior executives; (iii) evaluate CEO performance; (iv) determine CEO compensation level based on the Committee’s evaluation of CEO performance; (v) make recommendations to the Board with respect to non-CEO executive officer compensation and incentive-compensation based plans, if any (vi) annually assist in the Company’s compliance with the regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding executive compensation disclosure; and (vii) perform such other tasks the Board deems appropriate.

POWERS

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties.  The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, Chief Executive Officer or executive officer compensation and shall have the sole authority to approve that consultant’s fees and other retention terms.  The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of:  (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

All powers of the Committee are subject to the restrictions designated in the Company’s Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), and by applicable law.

COMMITTEE MEMBERSHIP

The Committee members (“Members”) shall be appointed by the Board and shall serve at the discretion of the Board.  The Committee shall consist of such number of directors as shall be determined by the Board.

Each Member shall be an Independent Director (as defined below), subject to exemptions provided for in the rules and regulations of the U.S. Securities and Exchange Commission or the rules of the NASDAQ Stock Market.  “Independent Director” means a person who meets the then current requirements for “independence” of the applicable rules and regulations of the U.S. Securities and Exchange Commission and the rules of the NASDAQ Stock Market.

Unless otherwise directed by the Board, each Member shall serve until such Member ceases to serve as a Member of the Board, whether by resignation or removal, or until his or her successor has been duly appointed by the Board. All Members shall be subject to removal by the Board.

DUTIES AND RESPONSIBILITIES

The Committee shall be responsible for, among other things, the following:

a.
Annually review and approve the Company’s corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation.  In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

b.
Annually review and make recommendations to the Board with respect to the compensation of those executive officers who are not the Chief Executive Officer, and incentive-compensation and equity based-plans that are subject to Board approval.

c.
Monitor the administration of the Company’s incentive-compensation plans and equity based-plans as in effect and as adopted from time to time by the Board; provided that the Board shall retain the authority to interpret such plans.

d.	Approve any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained.

e.
Approve any share option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

f.	Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

g.
Annually assist the Board in reviewing and approving the compensation structure of the Company’s directors and non-executive officers, including the following:  (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels; (iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (v) any supplemental or special benefits.

h.	Annually review share compensation arrangements for all of the Company’s non-director and non-executive officer employees.

i.
Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws, the Articles of Incorporation, and governing law as the Committee or the Board may deem appropriate.

j.	If requested by the Board, produce a Committee report on executive officer compensation which may be filed with the U.S. Securities and Exchange Commission.

k.	Prepare and issue the evaluation required under “Performance Evaluation” below.

PERFORMANCE EVALUATION

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.  The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this Charter.  Such performance evaluation shall be conducted in such manner as the Committee deems appropriate.  The report to the Board may take the form of an oral report by the Chairman of the Committee (the “Committee Chair”) or any other Member of the Committee designated by the Committee to make this report.

STRUCTURE AND MEETINGS

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws, the Articles of Incorporation, and any direction set forth by the Board.  The Committee Chair shall be designated by the Board or, in the absence of such a designation, by a majority of the Members.  The designated Committee Chair shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  In the absence of the designated Committee Chair at any meeting of the Committee, the Members present at such meeting shall designate a Committee Chair pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote.  The Committee Chair (other than a Committee Chair designated pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet at least once a year, at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or the Committee Chair.  The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance.  Special meetings of the Committee may be called by or at the request of any Member of the Committee or any of the Company’s executive officers, in each case on at least twenty-four hours notice to each Member unless such notice period is waived by the Members of the Committee.

A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business.  Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

As necessary or desirable, the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions.  The Chief Executive Officer shall not attend any meeting where the Chief Executive Officer’s performance or compensation are discussed.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

MINUTES

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.